Exhibit 3.1

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                DIVERSIFAX, INC.

                                   * * * * * *

            IT IS HEREBY CERTIFIED THAT:

      FIRST: The name of the corporation is Diversifax, Inc. (hereinafter called the "Corporation").

      SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

      "FIRST: The name of the corporation (hereinafter called the "Corporation") is Gulf Resources, Inc."

      THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      FOURTH: The effective time of the amendment herein certified shall be February 20, 2007.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer this 13th day of February 2007.

                                              By: /s/ Ming Yang
                                                  ------------------------------
                                              Name: Ming Yang
                                              Title: Chief Executive Officer